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                                                                    EXHIBIT 10.9
                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT, effective October 1, 1996 by and between Richard
A. Stratton (the "Employee") and Nabors Industries, Inc. (the "Corporation"), a Delaware corporation.

        WHEREAS, the Corporation currently employs the Employee in the capacity of Vice Chairman and as President of its subsidiary, Nabors Drilling U.S.A.; and

        WHEREAS, the Compensation Committee of the Board of Directors (the "Compensation Committee") approved the terms of this Agreement,

        NOW, THEREFORE, in consideration of the conditions and covenants set forth herein, the parties agree as follows;

        1. Employment. The Corporation hereby agrees to employ the Employee pursuant to the terms and conditions of this Agreement effective the date hereof (the "Effective Date"), and the Employee hereby accepts such employment by the Corporation upon such terms and conditions.

         2. Responsibilities and Duties. During the Term of Employment (as defined in Section 4 hereof) the Employee shall be employed by the Corporation as a member of the Executive Committee and Officer of the Corporation with such responsibilities and duties as the Board of Directors of the Corporation ("Board") may from time to time determine consistent with the Employee's position. The Employee shall devote his full working time to the performance of his responsibilities and duties hereunder. The Employee's principal duties shall be rendered at the Corporation's headquarters in Houston, Texas.

        During the Term of Employment, the Employee will not, without the prior written consent of the Board, render services, whether or not compensated, to any other person or entity as an employee, independent contractor or otherwise, provided, however, that nothing herein shall restrict the Employee from rendering services to charitable organizations and from managing his personal
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investments in such manner as shall not interfere with the performance by the
Employee of his duties hereunder.

        During the Term of Employment the Employee agrees to comply with the policies of the Corporation with respect to conflicts of interest and business ethics as may be adopted by the Board from time to time.

        If elected in a manner consistent with the By-Laws of the Corporation, the Employee also shall serve as a member of the Corporation's Board of Directors.

        3. Compensation. The Corporation shall compensate the Employee during the Term of Employment hereunder in the following manner:

        (a) Base Salary. During the Term of Employment, tThe Corporation shall pay the Employee a base salary at the annual rate of $275,000 (the "Base Salary"). Effective October 1, 1997 the Base Salary shall be $450,000. The Base Salary is payable in accordance with the regular payroll practices of the Company subject to review by the Board of Directors or its Compensation Committee annually.

        (b) Annual Cash Bonus. The Employee shall be entitled to additional cash bonus compensation, the amount of which shall be determined in the discretion of the Compensation Committee for each fiscal year during the Term of Employment.

        (c) Stock Option and Stock Grant Awards. The Corporation may award stock options and stock grants from time to time as it deems appropriate.

        4.  Term of Employment.

        (a) The Employee's term of employment hereunder ("Term of Employment") shall commence on the Effective Date and shall continue until the Termination Date, which shall mean the earliest to occur of:

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            (i)     September 30, 2001 (the "Expiration Date"), provided that on each October 1st of every succeeding year after October 1, 1996, the then Expiration Date shall be extended automatically for an additional one year term unless ten (10) days prior to such October 1st, a written notice of expiration is given by Company in writing to Employee and delivered personally to him and by certified mail to his place of notice set forth in Section 17;

            (ii)    the death of the Employee;

            (iii) the permanent and total disability of the Employee which renders him unable to perform his duties hereunder;

            (iv) the partial or total disability of the Employee which renders him unable to perform his duties hereunder for a period of at least 180 consecutive days

            (v) the discharge of the Employee by the Board of Directors of the Corporation "for cause" which shall mean only one or more of the following:

                   (A) The commission in the course of the Employee's
            employment by the Corporation of any fraudulent act or dishonesty;

                   (B) Conviction of a felony (from which, through lapse of
            time or otherwise, no successful appeal shall have been made) whether or not committed in the course of his employment by the Corporation;

                   (C) The willful refusal to carry out reasonable instructions of the Board; provided, however, that the Employee may only be discharged after he shall have been given 30 days written notice setting forth his alleged deficiencies and; provided, further, that the Employee shall be suspendable with pay for such 30-day period and that he shall not, within such 30-day period, have ceased or otherwise cured the activity or activities or omission constituting the grounds for termination; and

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                   (D) The willful disclosure of any trade secrets or
            confidential corporate information of the Corporation to persons not authorized to know same, unless such disclosure is required by any law or court order or similar process.

            (vi)   the voluntary written resignation by the Employee.

     (b) In the event of voluntary written resignation, the Employee shall continue to serve until released by the Board or for a period of four months, whichever comes first.

     5.  Effects of Termination.

     (a) In the event that the Employee is terminated for any reason other than a termination by the Corporation for cause or a termination by Employee upon voluntary resignation by reason of death or disability of the Employee or by discharge of the Employee by the Corporation in breach of this Agreement, the Employee (or his estate, as the case may be) shall be entitled to receive, upon the occurrence of any such event:

            (i) all Base Salary which would have been payable for the period from the Termination Date until the Expiration Date;

            (ii) all "Deemed Bonus" for each fiscal year which would have been payable for the period from the Termination Date until the Expiration Date. For this purpose, "Deemed Bonus" for each fiscal year shall equal the highest cash bonus paid to Employee during the last three fiscal years prior to the Termination Date;

            (iii) such benefits as he may be entitled to under any welfare plans or pension plans as defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974 (as amended) respectively, that are or may be maintained by the Corporation, which would have been payable through Expiration Date December 3l, 1995 as if such date was the Termination Date;

            (iv) any restricted stock outstanding, whether or not vested, shall become immediately and fully vested and transferable to the full extent possible at the time of termination;

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            (v) any outstanding stock option (including any reload rights contained therein) of any kind whatsoever shall become immediately and fully vested and transferable to the full extent possible at the time of termination without regard to any contingencies or conditions specified therein, for the remainder of the original term of the option;

            (vi) any amounts earned, accrued or owing to Executive but not yet paid, including any and all obligations to be performed following termination under Sections 6-9. Executive, or his designee, shall be entitled to continue to receive all the benefits set forth in Section 6-9 through the later of: (1) Expiration Date as if no termination occurred, or (2) three-years from the Termination Date.

     (b) In the event that the Employee is terminated for cause or voluntarily resigns in writing, he shall be entitled to receive the options as to which his right of exercise has vested under any stock option plans.

     (c) The Employee, by written notice to the Board (or to the Board of its successor entity in the event of a merger, consolidation or sale of substantially all of the assets of the Corporation) may elect to treat a Change in Control as defined in Section 11 (a) (i) of this Agreement or any breach of this Agreement by the Corporation (or by any such successor) of any of its obligations under this Agreement, as a discharge of the Employee without cause in breach of this Agreement, entitling the Employee to receive, upon the giving of such notice, the payments provided for in paragraph (a) of this Section 5. Notice pursuant to this Section 5 may be given by the Employee at any time within six (6) months after the occurrence of either the Change in Control or any breach of this Agreement which the Employee deems to be a discharge of the Employee without cause by the Corporation.

     6. Vacation. The Employee shall be entitled to paid vacation of six weeks per Salary Year. Vacation shall be taken each Salary Year and, if not taken, shall be forfeited.

     7. Reimbursement of Expenses. The Corporation shall promptly reimburse the Employee for all reasonable, ordinary and necessary expenses incurred by him in the performance of his duties

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hereunder and the Employee shall account to the Corporation there for in the manner normally prescribed by the Corporation for reimbursement of the Employee's expenses.

         8.  Other Compensation.

         (a) During the Term of Employment, the Corporation shall provide comprehensive medical, disability, and life insurance protection for the Employee and his dependents, in accordance with the general policies of the Corporation as in effect from time to time.

         (b) The Corporation shall provide a policy of life insurance on the life of the Employee in the amount of not less than $2,000,000 for the Employee, under a split dollar life insurance agreement in the Employee's or his designees name(s) on the life of the Employee alone (or joint survivorship with his spouse). The Employee or his assignee shall bear and incur that part of the annual premium on such policy equal to the amount of the entire economic benefit that would be taxable to the Employee but for such payment as computed in accordance with applicable Internal Revenue Service standards and (B) the Corporation shall bear and incur the remainder of such premium. The terms and conditions of this survivorship split dollar insurance arrangement shall be evidenced in a separate split dollar agreement to be entered into between the Employee or his assignee and the Corporation.

         (c) The Corporation shall provide the Employee with an automobile, and shall pay all related maintenance, repairs, insurance and other costs incurred with respect to such automobile.

         (d) The Corporation shall pay for club memberships necessary and appropriate to the conduct of the Corporation's business.

         (e) The Corporation shall provide the Employee with personal financial (including tax) counseling by a firm to be chosen by the Employee.

         (f) The Corporation shall provide the Employee with a personal umbrella policy in the amount of $5,000,000.

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         9.  Life Insurance. The Corporation in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Employee, in such amount and in such forms as the Corporation may choose. The Employee shall have no interest whatsoever in any such policy or policies, but, at the request of the Corporation, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which the Corporation has applied for insurance.

         10. Non-Disclosure, Non-Competition and Non-Solicitation

         (a) Non-Disclosure. The Employee agrees that all information pertaining to the prior, current or contemplated business of the Corporation and its subsidiaries (excluding (i) publicly available information (in substantially the form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure and (ii) information of a general nature not pertaining exclusively to the Corporation which is generally available) are valuable and confidential assets of the Corporation. Such information shall include, without limitation, information relating to trade secrets, supplier lists, customer lists, financing techniques, bidding procedures and sources and such financial statements of the Corporation as are not available to the public. The Employee shall hold all such information in trust and confidence for the Corporation and shall not use or disclose any such information for other than the Corporation's business and shall be liable for damages incurred by the Corporation as a result of disclosure of such information by the Employee for any purpose other than the Corporation's business, either during his employment or after his employment terminates for whatever reason.

         (b) Non-Competition. Employee agrees that during the one year period following a termination for cause or the resignation of the Employee, he will not accept any employment with, or render any services to, any person, firm or corporation which competes with the Corporation's or its subsidiaries' drilling or drilling-related activities and oil rig service or transportation business in Alaska, Canada, the Lower 48 area, the Gulf of Mexico, the Middle East, the North Sea, South America or the Far East.

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         (c) Non-Solicitation.  Employee shall not, during his employment and for a period of one year after the Termination Date, directly or indirectly, individually or on behalf of other person, aid or endeavor to solicit or induce
(i) then remaining employees of the Corporation and its subsidiaries to leave their employment with the Corporation in order to accept employment with another person or entity, or (ii) then customers of the Corporation to purchase products or services then sold or provided by the Corporation from another person or entity.

         (d) No Adequate Remedy at Law. It is agreed that it is impossible to measure in money the damages which will accrue to the Corporation in the event the Employee breaches any of the covenants in paragraphs (a) through (c) above and, if the Corporation shall institute any action or proceeding to enforce those covenants, the Employee hereby waives and agrees not to assert the claim or defense that the Corporation has an adequate remedy at law. The foregoing shall not prejudice the Corporation's right to require the Employee to account for and pay over to the Corporation the amount of any actual damages incurred by the Corporation as a result of any such breach, up to, but not in excess of the compensation and other benefits derived or received by the Employee as a result of any transaction constituting a breach of the covenants set forth in paragraph (a), (b) or (c) above.

         11.     Indemnification.

         (a) Defined Terms. For purposes of Sections 5 (c) and 11 through 15 inclusive, the following terms shall have the meaning given here:

                 (i) "Change of Control" shall mean any of the following events:

                          (A) Unless approved by the affirmative vote of at least two-thirds (2/3) of those members of the Board who are in office immediately prior to the event(s) and who are not employees of the Corporation:


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                                  (1) the merger or consolidation of the
                          Corporation with, or the sale of all or substantially all of the assets of the Corporation to, any person or entity or group of associated persons or entities; or

                                  (2) the direct or indirect beneficial
                          ownership in the aggregate of securities of the Corporation representing twenty percent (20%) or more of the total combined voting power of the Corporation's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, not affiliated (within the meaning of the Securities Act of 1933, as amended) with the Corporation as of the Effective Date; or

                                  (3) approval by the stockholders of the
                          Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

                          (B) A change in the composition of the Board at any time during any consecutive twenty-four (24) month period such that the "Continuing Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board.

                 For purposes of this clause (B) the "Continuing Directors" shall mean those members of the Board who either:

                          (1) were directors at the beginning of such
                 consecutive 24-month period; or

                          (2) were elected by, or on the nomination or
                 recommendation of, at least a two-thirds (2/3) majority (consisting of at least four directors) of the then existing Board.

                 (ii) "Corporate Status" shall mean the status of a person who is or was a director, officer or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Corporation.

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                 (iii)    "Disinterested Director" shall mean a director of the
         Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Employee.

                 (iv) "Enterprise" shall mean the Corporation and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the Employee is or was serving as a director, officer or fiduciary at the express written request of the Corporation.

                 (v) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

                 (vi) "Good Faith" shall mean the Employee's having acted in good faith and in a manner the Employee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, having had no reasonable cause to believe his conduct was unlawful.

                 (vii) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, not in the past five (5) years has been, retained to represent: (i) the Corporation or Employee in any matter material to either party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Employee in an action to determine the Employee's rights under this Agreement.

                 (viii) "Proceeding" includes any action, suit arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or

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         completed proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Employee.

         (b) In General. In connection with any Proceeding involving acts or omissions occurring subsequent to the Effective Date, the Corporation shall indemnify and advance Expenses to the Employee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the Effective Date and to such greater extent as applicable law may thereafter from time to time permit.

         (c) Proceedings Other Than Proceedings by or in the Right of Corporation. If, by reason of the Employee's Corporate Status, the Employee is or is threatened to be made a party to any Proceeding other than a Proceeding by or in the right of the Corporation, the Corporation shall indemnify the Employee against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Employee or in the Employee's behalf in connection with such Proceeding or any claim, issue or matter therein if the Employee acted in Good Faith.

         (d) Proceedings by or in the Right of Corporation. If, by reason of the Employee's Corporate Status, the Employee is, or is threatened to be made a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor, the Employee shall be indemnified against Expenses, judgments, penalties and amounts paid in settlement, actually and reasonably incurred by the Employee or on the Employee's behalf in connection with such Proceeding if the Employee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which the Employee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification shall nevertheless be made by the Corporation in such event if and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding shall have been brought or is pending shall determine.

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         (e)     Indemnification of a Party who is Wholly or Partly Successful.
Notwithstanding any other provision of this Agreement, to the extent that the Employee is, by reason of the Employee's Corporate Status, a party to and is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding the Corporation shall indemnify the Employee to the maximum extent permitted by law against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Employee or on the Employee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this paragraph (e) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to this Section 10) that the Employee did not act in Good Faith.

         (f)     Indemnification for Expenses of a Witness.

Notwithstanding any other provision of this Agreement, to the extent that the Employee is, by reason of the Employee's Corporate Status, a witness in any Proceeding, the Employee shall be indemnified against all Expenses actually and reasonably incurred by the Employee or on the Employee's behalf in connection therewith.

         (g) Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall continue as to the Employee and shall inure to the benefit of the heirs, executors and administrators of the Employee.

         12. Advancement of Expenses. Notwithstanding any provision to the contrary in Section 10 the Corporation shall advance all reasonable Expenses, which, by reason of the Employee's Corporate Status, were incurred by or on behalf of the Employee in connection with any Proceeding, within twenty (20) days after the receipt by the Corporation of a statement or statements from the Employee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Employee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Employee to repay any Expenses if it shall ultimately be determined that the Employee is not

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entitled to be indemnified against such Expenses.  Any advance and undertakings to repay pursuant to this Section 12 shall be unsecured and interest-free.

         13.     Procedures for Determination of Entitlement to
                 Indemnification.

         (a) Initial Request. To obtain indemnification under this Agreement, the Employee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Employee and which is reasonably necessary to determine whether and to what extent the Employee is entitled to indemnification. The Secretary of the Corporation shall promptly advise the Board in writing that the Employee has requested indemnification.

         (b) Method of Determination. A determination (if required by applicable law) with respect to the Employee's entitlement to indemnification shall be made as follows;

                 (i) if a Change in Control has occurred, unless the Employee shall request in writing that such determination be made in accordance with paragraph (b) (ii) of this Section 12, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Employee;

                 (ii) if a Change of Control has not occurred the determination shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Employee.

         (c) Selection, Payment and Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(b) of this Agreement, the Independent Counsel shall be selected, paid and discharged in the following manner:

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                 (i)      If a Change of Control has not occurred the
         Independent Counsel shall be selected by the Board and the Corporation shall give written notice to the Employee advising the Employee of the identity of the Independent Counsel so selected.

                 (ii) If a Change of Control has occurred, the Independent Counsel shall be selected by the Employee (unless the Employee shall request that such selection be made by the Board, in which event clause (i) of this Section shall apply), and the Employee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.

                 (iii)    Following the initial selection described in clauses
         (i) and (ii) of this Section 13(c), the Employee or the Corporation, as the case may be, may, within seven (7) days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

                 (iv) Either the Corporation or the Employee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by the Employee of a written request for indemnification pursuant to Section I (2) of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court shall designate. A person so appointed shall act as Independent Counsel under Section 13(b) of this Agreement.

                 (v) The Corporation shall pay any and all reasonable fees and expenses of Independent counsel incurred by such Independent Counsel in connection with acting pursuant to

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         this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 13(c), regardless of the manner in which such Independent Counsel was selected or appointed.

                 (vi) Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(b) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

         (d) Cooperation. The Employee shall cooperate with the person, persons or entity making the determination with respect to the Employee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Employee and reasonably necessary to, such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Employee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to the Employee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold the Employee harmless therefrom.

         (e) Payment. If it is determined that the Employee is entitled to indemnification, payment to the Employee shall be made within ten (10) days after such determination.

         14.     Presumption and Effect of Certain Proceedings.

         (a) Burden of Proof. In making a determination with respect to entitlement of indemnification hereunder, the person or persons or entity making such determination shall presume that the Employee is entitled to indemnification under this Agreement if the Employee has submitted a request for indemnification in accordance with Section 13(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any person, persons or entity of any determination contrary to that presumption.

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         (b)     Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Employee to indemnification or create a presumption that the Employee did not act in Good Faith.

         (c) Reliance as Safe Harbor. For purposes of any determination of Good Faith, the Employee shall be deemed to have acted in Good Faith if the Employee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Employee by the officers of the Enterprise in the course of their duties, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 13(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Employee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

         (d) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Employee for purposes of determining the right to indemnification under this Agreement.

         15.     Remedies of the Employee.

         (a) Application. This Section 15 shall apply in the event of a dispute. For purposes of this Section, "Dispute" shall mean any of the following events:

                 (i) a determination is made pursuant to Section 12 of this Agreement that the Employee is not entitled to indemnification under this Agreement;

                 (ii) advancement of Expenses is not timely made pursuant to
         Section I1 of this Agreement;

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                 (iii) the determination of entitlement to be made pursuant to
         Section 12(b) of this Agreement has not been made within ninety (90) days after receipt by the Corporation of the request for indemnification;

                 (iv) payment of indemnification is not made pursuant to
         Section 11(f) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor; or

                 (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Employee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 1 of this Agreement.

         (b) Adjudication. In the event of a Dispute, the Employee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Employee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Employee at the Employee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules then obtaining of the American Arbitration Association. The Employee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty
(180) days following the date on which the Employee first has the right to commence such proceeding pursuant to this Section 14(b). The Corporation shall not oppose the Employee's right to seek any such adjudication or award in arbitration.

         (c) De Novo Review. In the event that a determination shall have been made pursuant to Section 12 of this Agreement that the Employee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Employee shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving that the Employee is not entitled to indemnification or advancement of Expenses, as the case may be.

         (d) Corporation Bound. If a determination shall have been made or deemed to have been made pursuant to Section 12 of this Agreement that the Employee is entitled to indemnification, the

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Corporation shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by the Employee of a material fact, or a failure to disclose facts which would make Employee's statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

         (e) Procedures Valid. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this
Section 14 that the procedures and presumptions of Sections 12 and 13 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

         (f) Expenses of Adjudication. In the event that the Employee, pursuant to this Section I1, seeks a judicial adjudication of or an award in arbitration to enforce the Employee's rights under, or to recover damages for breach of, this Agreement, the Employee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by the Employee, in such adjudication or arbitration, but only if and to the extent that the Employee prevails therein.

         16.     Non-Exclusivity Insurance, Subrogation.

         (a) Non-Exclusivity. The rights of Employee to be indemnified and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Employee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to the Employee with respect to any action taken or omitted by such the Employee in the Employee's Corporate Status prior to such amendment, alteration, rescission or replacement.

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         (b)     Insurance. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise. However, nothing contained in this Agreement shall obligate the Corporation to maintain any directors' and officers' liability insurance.

         (c) Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

         (d) No Duplicative Payment. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         17.     General Provisions.

         (a) Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Employee and the Employee's heirs executors and administrators.

         (b) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                 (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

                 (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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         (c)     Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         (d) Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both the parties hereto, nor shall such waiver constitute a continuing waiver.

         (e) Notice. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to, or fifteen days after being mailed, postage prepaid, registered with return receipt requested, addressed to:

If to the Corporation:

Nabors Industries, Inc.
515 W. Greens Road
Houston, TX 77067
Attn:  Chairman of the Board

If to Employee:

Richard A. Stratton
9323 Windrush Drive
Spring, Texas 77379

or to such other address as either party may specify to the other in writing.

         (f) Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

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         (g)     Governing Law. This Agreement shall be governed by, and
interpreted in accordance with, the laws of the State of Texas.

         (h) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the employment of Employee by the Corporation and supersedes any and all prior understandings, agreements or correspondence between the parties.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its duly authorized representative and Employee has hereunto set his hand as of the day and year first above written.

                                        NABORS INDUSTRIES, INC.

                                        By:
                                           -------------------------------
                                        Anthony G. Petrello
Attest:

                                        RICHARD A. STRATTON


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